Securities and Exchange Commission
                     Washington, D.C. 20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                        January 6, 2006


                           Cadiz Inc.
     (Exact name of Registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

                0-12114                        77-0313235
        (Commission File Number)   (IRS Employer Identification No.)

777 South Figueroa Street, Suite 4250, Los Angeles   90017
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
            ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) & (d) The Company announces the appointment of Gregory W.
Preston to its Board of Directors effective January 6, 2006.  Mr.
Preston is replacing outgoing director Geoffrey W. Arens, who resigned on January 6, 2006.

     Mr. Preston was appointed by ING Capital LLC, as the holder of the Company's outstanding Series F Preferred Stock, pursuant to Section 4(b) of the Company's Amended and Restated Certificate of Designation of Series F Preferred Stock. Mr. Preston is one of two directors selected by ING.

     Mr. Preston was also appointed to the Company's Audit
Committee, Compensation Committee and Nominating & Corporate
Governance Committee to fill the vacancies created by the resignation of Mr. Arens.

     Mr. Preston is the Founder and Managing Director of
Corporate Law Solutions, a Professional Law Corporation.
Previously, he was a senior partner, resident in the Orange
County, California offices, of the following major law firms:
Brobeck, Phleger & Harrison; McDermott, Will & Emery; and Allen
Matkins, Leck, Gamble & Mallory.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.


                              By: /s/ O'Donnell Iselin II
                                 -------------------------------
                                      O'Donnell Iselin II
                                      Chief Financial Officer


Dated:  January 10, 2006